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                                                                    Exhibit 21.1


GLOBAL CROSSING SUBSIDIARIES


Asia Global Crossing Holdings Ltd. (GC owns 93%)
Asia Global Crossing Hong Kong Limited
Asia Global Crossing Ltd.
Atlantic Crossing Holdings Ltd.
Atlantic Crossing Holdings U.K. Ltd.
Atlantic Crossing Ltd.
BRT Limited
Eulink Limited
Euratel Limited
Eutel Limited
Frontier Corporation
GC Dev. Co., Inc.
GC Pacific Landing Corp.
GC Pan European Crossing Belgie B.V.B.A.
GC Pan European Crossing Danmark A.p.S.
GC Pan European Crossing Deutschland GmbH
GC Pan European Crossing Espana S.L.
GC Pan European Crossing France S.A.R.L.
GC Pan European Crossing Holdings B.V.
GC Pan European Crossing Italia s.r.l.
GC Pan European Crossing Luxembourg I, S.R.L.
GC Pan European Crossing Luxembourg II, S.R.L.
GC Pan European Crossing Nederland B.V.
GC Pan European Crossing Osterreich GmbH
GC Pan European Crossing Switzerland GmbH
GC Pan European Crossing UK Ltd.
GC SAC Argentina S.R.L.
GC St. Croix Co.
GC UK Holding Ltd.
GCT Pacific Holdings, Ltd.
Global Access Ltd. (GC owns 49%)
Global Crossing (Bidco) Limited
Global Crossing (Holdco) Limited
Global Crossing Development Co.
Global Crossing Employee Services Inc.
Global Crossing Europe Ltd.
Global Crossing Holdings II Ltd.
Global Crossing Holdings Ltd.
Global Crossing Holdings U.K. Ltd.
Global Crossing Intermediate UK Holdings Limited
Global Crossing International, Ltd.
Global Crossing Ireland, Limited
Global Crossing Japan KK
Global Crossing Landing Holdings Ltd.
Global Crossing Landing Mexicana S. De R.L.
Global Crossing Ltd.
Global Crossing Marketing U.K. Ltd.
Global Crossing Mexicana S. De R.L. de C.V.
Global Crossing Network Center Ltd.
Global Crossing Network Center UK Ltd.
Global Crossing Services Europe, Ltd.
Global Crossing Services Ireland, Ltd.
Global Crossing Servicios S. De R.L. de C.V.
Global Crossing USA Inc.
Global Crossing USA Inc.
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Global Marine Systems Ltd.
Global Telesystems GmbH
GT Landing Corp.
GT Netherlands B.V.
GT U.K. Ltd.
MAC Landing Corp.
Mid-Atlantic Crossing Holding UK Ltd.
Mid-Atlantic Crossing Holdings Ltd.
Mid-Atlantic Crossing Ltd.
PAC Landing Corp.
PAC Panama Ltd.
Pacific Crossing Holdings Ltd.
Pacific Crossing Ltd. (GCT Pacific Holdings, Ltd. owns 57%)
Pacific Crossing UK Limited
Pan American Crossing Holdings Ltd.
Pan American Crossing Landing B.V.
Pan American Crossing Ltd.
Pan American Crossing UK Ltd.
PC Landing Corp.
PCL Japan Ltd.
Racal Internet Services Limited
Racal Telecommunications Inc.
Racal Telecommunications Limited
Racal Telecommunications Networks Limited
SAC Brasil Backhaul Holdings Ltda.
SAC Brasil Backhaul Ltda.
SAC Brasil Holding Ltda
SAC Brasil Ltda.
SAC Brazil (Backahaul)Ltd.
SAC Brazil Landing Holding Ltda.
SAC Brazil Landing Ltda.
SAC Chile S.A.
SAC Columbia Backhaul Limitada
SAC Columbia Limitada
SAC Landing Corp.
SAC Panama Landing Ltd.
SAC Panama S.A.
SAC Peru Backhaul S.R.L.
SAC Peru S.R.L.
South American Crossing (Backahul) Ltd.
South American Crossing (Subsea) Ltd.
South American Crossing Holding Ltd.
South American Crossing Holdings (Backhaul) Ltd.
South American Crossing Holdings (Subsea) Ltd.
South American Crossing Ltd.
US Crossing, Inc.